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                               [REX STORES LOGO]




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

News Announcement                                 For Immediate Release

For further information contact:

Douglas Bruggeman                                 Joseph N. Jaffoni, Stewart A. Lewack
Vice President, Finance                           Jaffoni & Collins Incorporated
937/276-3931                                      212/835-8500 or rsc@jcir.com
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                 REX STORES REPORTS FOURTH QUARTER EPS OF $1.32

Dayton, Ohio (March 31, 2004) -- REX Stores Corporation (NYSE: RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the fiscal 2003 fourth quarter and year ended January 31, 2004.

Net income in the fiscal 2003 fourth quarter ended January 31, 2004 rose 88% to $17.1 million, or $1.32 per diluted share, from net income of $9.1 million, or $0.68 per diluted share, in the fiscal 2002 fourth quarter. The gains in fiscal 2003 fourth quarter net income reflect investment income from a synthetic fuel limited partnership, as well as an income tax benefit due to the favorable completion of an IRS audit of one of the Company's synthetic fuel limited partnership investments. Per share results are based on 12,966,000 and 13,292,000 diluted weighted average shares outstanding for the fiscal 2003 and 2002 three-month periods, respectively.

Net sales in the fiscal 2003 fourth quarter fell 8% to $134.0 million from $146.3 million in the fiscal 2002 fourth quarter. Comparable store sales during the period fell 7% compared to the comparable year-ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

Net income in fiscal 2003 rose 20% to $27.4 million, or $2.17 per diluted share, compared to net income of $22.9 million, or $1.61 per diluted share, in fiscal 2002. Per share results are based on 12,648,000 and 14,192,000 diluted weighted average shares outstanding for fiscal 2003 and 2002, respectively.

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REX Stores Reports Fourth Quarter/Year-End Results, 3/31/04               page 2

Net sales in fiscal 2003 fell 3% to $417.4 million from $428.6 million in fiscal 2002, while comparable store sales fell 1%.

Commenting on the results, Stuart Rose, Chairman and Chief Executive Officer, stated, "Rex Stores achieved record net income per share in fiscal 2003 reflecting a continued focus on our core high definition-ready, big screen television category, as well as income and tax benefits from synthetic fuel limited partnerships. We also significantly strengthened our balance sheet during the year, reducing debt by $11.3 million. We remain optimistic about our long-term prospects, as evidenced by the Board's February 2004 action to extend the previous share repurchase authorization by an additional 1,000,000 shares."

During fiscal 2003, REX purchased approximately 711,000 shares of its common stock. Subsequent to the close of the fiscal year, the Company purchased approximately 25,000 additional shares of its common stock. As of March 31, 2004, the Company had approximately 1,145,000 authorized shares remaining available to purchase under the expanded February 2004 stock buy-back authorization.

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call dial-in number is 212-346-6527; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.vcall.com; please allow 15 minutes to register and download and install any necessary software. Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. on April 7, 2004 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21190289. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.vcall.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of January 31, 2004, the Company operated 248 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-




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REX Stores Reports Fourth Quarter/Year-End Results, 3/31/04               page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                           Three Months Ended,                 Twelve Months Ended
                                                       January 31,     January 31,         January 31,        January 31,
                                                          2004            2003                2004                2003
                                                       -----------     -----------         -----------        -----------
NET SALES                                                 $133,999        $146,276           $417,402            $428,625

COSTS AND EXPENSES:
   Cost of merchandise sold                                 96,635         104,654            295,156             301,501
   Selling, general and administrative expenses
                                                            30,922          29,802            108,933             106,535
                                                          --------        --------           --------            --------
Total costs and expenses                                   127,557         134,456            404,089             408,036
                                                          --------        --------           --------            --------

INCOME FROM OPERATIONS                                       6,442          11,820             13,313              20,589

INVESTMENT INCOME                                               23              94                 77                 393

INTEREST EXPENSE                                            (1,112)         (1,388)            (4,885)             (5,626)

GAIN ON SALE OF REAL ESTATE                                    375              --              1,153                  --

INCOME FROM LIMITED PARTNERSHIPS                             6,094           1,586             16,011              15,080
                                                          --------        --------           --------            --------

Income before provision for income taxes                    11,822          12,112             25,669              30,436

PROVISION FOR INCOME TAXES (BENEFIT)                        (5,232)           3,029            (1,771)               7,504
                                                          --------        --------           --------            --------

NET INCOME                                                $ 17,054        $  9,083           $ 27,440            $ 22,932
                                                          ========        ========           ========            ========

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC
                                                            10,992          11,575             10,863              12,142
                                                          ========        ========           ========            ========

BASIC NET INCOME PER SHARE                                $   1.55       $    0.78           $   2.53            $   1.89
                                                          ========        ========           ========            ========

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED
                                                            12,966          13,292             12,648              14,192
                                                          ========        ========           ========            ========

DILUTED NET INCOME PER SHARE                              $   1.32       $    0.68           $   2.17            $   1.61
                                                          ========        ========           ========            ========
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REX Stores Reports Fourth Quarter/Year-End Results, 3/31/04              page 4



                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

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
                                                                             January 31,            January 31,
                                                                                2004                    2003
                                                                             -----------            -----------
ASSETS:
CURRENT ASSETS:
     Cash and cash equivalents                                                $ 29,026               $  1,380
     Accounts receivable, net of allowance for doubtful accounts of
     $235 and $200 in 2004 and 2003, respectively                                2,560                  3,413
     Synthetic fuel receivable                                                   3,098                  6,619
     Merchandise inventory                                                     116,755                142,063
     Prepaid expenses and other                                                  2,357                  2,567
     Future income tax benefits                                                 17,510                 10,350
                                                                             ---------              ---------
          Total current assets                                                 171,306                166,392

PROPERTY AND EQUIPMENT, NET                                                    131,409                134,563
OTHER ASSETS                                                                     2,601                  1,656
FUTURE INCOME TAX BENEFITS                                                       5,838                  6,070
RESTRICTED INVESTMENTS                                                           2,257                  2,241
                                                                             ---------              ---------
          Total assets                                                       $ 313,411              $ 310,922
                                                                             =========              =========

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Notes payable                                                           $      --              $  13,451
     Current portion of long-term debt                                           5,258                  5,657
     Accounts payable, trade                                                    32,745                 27,417
     Accrued income taxes                                                          806                     --
     Current portion, deferred income and deferred gain
               on sale and leaseback                                            10,544                 11,107
     Accrued payroll                                                             6,602                  6,750
     Other current liabilities                                                   7,214                  8,669
                                                                             ---------              ---------
           Total current liabilities                                            63,169                 73,051
                                                                             ---------              ---------

LONG-TERM LIABILITIES:
     Long-term mortgage debt                                                    53,548                 64,426
     Deferred income                                                            12,762                 13,993
     Deferred gain on sale and leaseback                                            --                    348
                                                                             ---------              ---------
          Total long-term liabilities                                           66,310                 78,767
                                                                             ---------              ---------

Shareholders' equity:
     Common stock                                                                  283                    277
     Paid-in capital                                                           126,124                121,282
     Retained earnings                                                         185,080                157,640
     Treasury stock                                                           (127,555)              (120,095)
                                                                             ---------              ---------
          Total shareholders' equity                                           183,932                159,104
                                                                             ---------              ---------

          Total liabilities & shareholders' equity                           $ 313,411              $ 310,922
                                                                             =========              =========
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